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                       LYNCH, BREWER, HOFFMAN & SANDS, LLP
                                ATTORNEYS AT LAW

                         101 FEDERAL STREET, 22ND FLOOR
                        BOSTON, MASSACHUSETTS 02110-1800

                                -----------------

                            TELEPHONE (617) 951-0800
                               FAX (617) 951-0811
                               http://www.lbhs.com


                                                     November 29, 2001


ICON FUNDS
c/o Meridian Investment Management Corporation
5299 DTC Boulevard, Suite 1200
Greenwood Village, Colorado 80111

Ladies and Gentlemen:

     As counsel to ICON FUNDS, a Massachusetts business trust (the "Trust"), we have been asked to render our opinion with respect to the issuance of an indefinite number of shares of beneficial interest in the Trust (the "Shares") representing interests in ICON Fund, ICON Materials Fund, ICON Consumer Discretionary Fund, ICON Energy Fund, ICON Financial Fund, ICON Healthcare Fund, ICON Leisure and Consumer Staples Fund, ICON Information Technology Fund, ICON Telecommunication & Utilities Fund, ICON Industrials Fund, ICON Asia - Pacific Region Fund, ICON North Europe Region Fund, ICON South Europe Region Fund, ICON Western Hemisphere Fund and ICON Short-Term Fixed Income Fund (collectively, the "Funds"), the Shares of each of such Funds being a series of the Trust, as more fully described in the Prospectus and Statement of Additional Information in the form contained in the Trust's Registration Statement on Form N-1A, as amended through the date hereof, to which this opinion is an exhibit, to be filed with the Securities and Exchange Commission.

     We have examined the Master Trust Agreement of the Trust, dated September 19, 1996, as amended through the date hereof, the Prospectus and Statement of Additional Information contained in such Registration Statement, as amended through the date hereof, and such other documents, records and certificates as we have deemed necessary for the purposes of this opinion. In rendering this opinion, we have, with your approval, relied, as to all questions of fact material to this opinion, upon certain certificates of public officials and of your officers and assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, which facts we have not independently verified.

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ICON FUNDS
November 29, 2001
Page 2 of 2

     Based upon the foregoing, we are of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Master Trust Agreement, the Prospectus and the Statement of Additional Information, will be legally issued, fully paid and non-assessable by the Trust.

     We hereby consent to your filing this opinion as an exhibit to Post Effective Amendment Number 11 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                   Very truly yours,

                                   /s/ Lynch, Brewer, Hoffman & Sands, LLP

                                   LYNCH, BREWER, HOFFMAN & SANDS, LLP